UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

THE EMPIRE DISTRICT ELECTRIC COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

Filed by The Empire District Electric Company

Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: The Empire District Electric Company

Commission File No.: 1-3368

On April 12, 2016, the following presentation was provided to employees of The Empire District Electric Company:

Employee Town Hall Town Hall - April 2016 1

Agenda Safety Moment Introductions Updates since Day 1 Questions & Answers 2

Safety Moment 5

Introductions Brad Beecher CEO, Empire District Ian Robertson CEO, Algonquin Power & Utilities Corp David Pasieka President, Liberty Utilities Kelly Walters George Trisic COO, Empire District Sr. VP, LABS 3

Status of Filings Joint applications filed March 16, 2016 Arkansas Kansas Missouri Oklahoma FERC Next steps Establish procedural schedule in MO, KS & AR Kansas – 300 days maximum Oklahoma Hearing – April 27 Order – Expected 60 days later FERC Order – Expected late April SEC Preliminary Proxy Filed 4

Transition Objective To utilize a collaborative process that enables a cross- functional and cross- company team to identify and deliver on all key actions and thereby ensure a timely successful closing that will enable a smooth seamless transition and provide reliable and safe service for our customers. Senior level Kick-off meetings scheduled April 20 & 21 5

Transition Planning/Approach Cross Company Teams formed (Leads for each Function) Transition Governance Group formed (Execs from each Company) Each team develops a Transition Plan for their function with guidance and support from the AQN Project Management Office (PMO) Tools & templates Reporting Teams submit progress updates bi-weekly to the PMO ‘Red, Yellow, Green’ reporting approach PMO prepares Agenda for monthly Transition Governance Group Meeting including topics, presentation material and recommended attendees Liberty ‘Lingo’ Day 0 (Deal announced) Day 1 (Transaction closes) Day ’N’ (Transition complete) 6

Wrap Up Lots of activity since acquisition announcement Joint Regulatory Applications filed Preliminary Proxy Statement filed Senior Level transition Kick-Off scheduled April 20 & 21 Next Town Hall – mid-May 7

Additional Information and Where to Find It

The proposed transaction will be submitted to shareholders of Empire for their consideration.  In connection with the transaction, Empire will file a proxy statement and other materials with the U.S. Securities and Exchange Commission (the SEC). This communication is not a substitute for the proxy statement or any other document that Empire may send to its shareholders in connection with the proposed transaction. EMPIRE SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT FOR THE PROPOSED TRANSACTION WHEN IT IS FILED, AND ANY AMENDMENT OR SUPPLEMENT THERETO THAT MAY BE FILED, WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT EMPIRE AND THE TRANSACTION. All such documents, when filed, are available free of charge at the SEC’s website at www.sec.gov, at Empire’s website at www.empiredistrict.com or by sending a written request to Corporate Secretary, The Empire District Electric Company, 602 S. Joplin Avenue, Joplin, Missouri 64801.

Participants in the Solicitation

Empire and its directors and executive officers are deemed to be participants in any solicitation of Empire shareholders in connection with the proposed transaction. Information about Empire directors and executive officers is available in Empire’s definitive proxy statement, filed on March 16, 2016, in connection with its 2016 annual meeting of shareholders, and in Empire’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.